Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	September 1, 2022

BUTLER NATIONAL CASINO SUBSIDIARY ANNOUNCES ITS LAUNCH OF MOBILE SPORTS BETTING IN KANSAS

- Boot Hill Casino & Resort will begin taking online bets through the sportsbook platform DraftKings -

OLATHE, KANSAS, September 1, 2022, - Butler National Corporation (OTCQB: BUKS), through its wholly-owned subsidiary that manages Boot Hill Casino & Resort in Dodge City, Kansas, will launch online mobile sports betting through its online platform partner, DraftKings Inc. (NASDAQ: DKNG), today.

Boot Hill Casino & Resort also plans to accept sports wagers onsite and anticipates unveiling its new on-site sportsbook soon.

Butler National previously announced sports wagering platform agreements with DraftKings, Bally’s Corporation and most recently, Golden Nugget Online Gaming.

The launch will correspond with college football season and ahead of the start of the 2022 NFL season. “We’re excited to be a part of the launch of sports betting in the State of Kansas. Kansans can now access the latest betting markets as well as bet on local teams like the Kansas City Chiefs, Kansas City Royals, Kansas Jayhawks, Kansas State Wildcats and Sporting KC,” said Clark Stewart, President and CEO of Butler National Corporation. “We’d especially like to thank the Boot Hill Casino & Resort team, DraftKings, the Kansas Lottery and the Kansas Racing and Gaming Commission for all their efforts. The outstanding teamwork of these groups has allowed Kansans the opportunity to wager on the upcoming football season.”

Upon the launch of sports wagering in Kansas, anyone legally permitted within the geographical boundaries of Kansas will be able to place bets directly from their mobile devices or computers by accessing a participating sports book or visiting a lottery gaming facility.

“Today is an exciting day in the State of Kansas as we look to increase tourism and revenue for the State of Kansas and Dodge City,” said Stewart.

About Butler National Corporation:

Butler National Corporation has been a recognized provider of professional management services in the gaming industry for more than 25 years. Following the enactment of the Kansas Expanded Lottery Act (KELA), Butler National competed for a contract to manage a Lottery Gaming Facility for the State of Kansas. In 2008, Butler National Service Corporation (a Butler National Corporation subsidiary) proposed and was awarded a contract to manage the Boot Hill Casino & Resort in Dodge City. When Boot Hill Casino opened in 2009, it was the first state-owned and operated casino in Kansas. In addition to its gaming division, Butler National manufactures, sells and services support systems for private, commercial and military aircraft.

About Boot Hill Casino & Resort:

Boot Hill Casino & Resort, managed by BHCMC, LLC and Butler National Service Corporation, wholly-owned subsidiaries of Butler National Corporation (OTCQB: BUKS), features over 500 electronic gaming machines, 14 table games, and a 150-seat casual dining restaurant known as Firesides at Boot Hill.

The $90 million Boot Hill Casino project opened in December 2009. The lottery facility games at Boot Hill Casino & Resort are owned and operated by the Kansas Lottery. The Kansas Racing and Gaming Commission provides regulatory oversight for the casino. Sports wagering is owned and operated by the Kansas Lottery.  For more information about Boot Hill Casino & Resort, please visit us at www.boothillcasino.com, or call us at 1.877.906.0777.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:

Melinda Tiemeyer mtiemeyer@parriscommunications.com	Ph (816) 721-1000

David Drewitz david@creativeoptionscommunications.com www.creativeoptionscommunications.com	Ph (972) 814-5723

THE WORLDWIDE WEB:
Please review www.butlernational.com for information about Butler National Corporation and its subsidiaries.